Exhibit 4.9.1

FELCOR LODGING LIMITED PARTNERSHIP,
as Issuer,
FELCOR LODGING TRUST INCORPORATED
FELCOR/ST. PAUL HOLDINGS, L.P.
FELCOR/CSS HOLDINGS, L.P.
FELCOR HOTEL ASSET COMPANY, L.L.C.
FELCOR PENNSYLVANIA COMPANY, L.L.C.
FELCOR LODGING HOLDING COMPANY, L.L.C.
FHAC TEXAS HOLDINGS, L.P.
FELCOR CANADA CO.
FELCOR OMAHA HOTEL COMPANY, L.L.C.
FELCOR TRS HOLDINGS, L.P.
MYRTLE BEACH HOTELS, L.L.C.
FELCOR TRS BORROWER 1, L.P.
FELCOR TRS GUARANTOR, L.P.
CENTER CITY HOTEL ASSOCIATES
FELCOR LODGING COMPANY, L.L.C.
FELCOR TRS BORROWER 3, L.P.
FELCOR TRS BORROWER 4, L.L.C.,
as Guarantors,
AND
FELCOR HOLDINGS TRUST,
as Pledgor,
AND
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

First Supplemental Indenture
Dated as of December 31, 2006

Supplemental Indenture to the Indenture
dated as of October 31, 2006
with respect to the
Senior Secured Floating Rate Notes due 2011

First Supplemental Indenture (this “First Supplemental Indenture”), dated as of December 31, 2006 among FelCor Lodging Limited Partnership, a Delaware limited partnership (“FelCor LP”), FelCor Lodging Trust Incorporated, a Maryland corporation (“FelCor”), FelCor/St. Paul Holdings, L.P., a Delaware limited partnership (the “New Guarantor”), FelCor/CSS Holdings, L.P., a Delaware limited partnership, FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company, FelCor Pennsylvania Company, L.L.C., a Delaware limited liability company, FelCor Lodging Holding Company, L.L.C., a Delaware limited liability company, FHAC Texas Holdings, L.P., a Texas limited partnership, FelCor Canada Co., a Nova Scotia unlimited liability company, FelCor Omaha Hotel Company, L.L.C., a Delaware limited liability company, FelCor TRS Holdings, L.P., a Delaware limited partnership, Myrtle Beach Hotels, L.L.C., a Delaware limited liability company, FelCor TRS Borrower 1, L.P., a Delaware limited partnership, FelCor TRS Guarantor, L.P., a Delaware limited partnership, Center City Hotel Associates, a Pennsylvania limited partnership, FelCor Lodging Company, L.L.C., a Delaware limited liability company, FelCor TRS Borrower 3, L.P., a Delaware limited partnership, FelCor TRS Borrower 4, L.L.C., a Delaware limited liability company, FelCor Holdings Trust, a Massachusetts business trust, and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, FelCor LP, FelCor and certain subsidiaries named therein have executed and delivered to the Trustee an indenture dated as of October 31, 2006 (the “Indenture”), pursuant to which FelCor LP issued and has outstanding $215,000,000 aggregate principal amount of Senior Secured Floating Rate Notes due 2011 (the “Notes”);
     WHEREAS, each of Center City Hotel Associates, a Pennsylvania limited partnership, and FelCor TRS Borrower 3, L.P., a Delaware limited partnership (collectively, the “Existing Guarantors”), is a party to the Indenture for the purpose of providing its Subsidiary Guarantee of the Indenture;
     WHEREAS, the Guarantees of each of the Existing Guarantors of all Guaranteed Indebtedness has been, or is being contemporaneously herewith, released and, pursuant to Section 11.07 of the Indenture, each of the Existing Guarantors is automatically released and discharged from its Subsidiary Guarantee upon the release of such Subsidiary Guarantor from its Guarantees of all Guaranteed Indebtedness; and
     WHEREAS, on or about the date hereof, but effective as of January 1, 2006, the New Guarantor is delivering its Guarantee of the Line of Credit and, pursuant to Section 4.07 of the Indenture, the New Guarantor is required to execute and deliver a supplemental indenture to the Indenture providing for a Subsidiary Guarantee by such New Guarantor.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, FelCor, FelCor LP, each Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     SECTION 1. Definitions. For all purposes of the Indenture and this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture and this First Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and
     (b) capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings assigned to them in the Indenture.
     SECTION 2. Addition of New Subsidiary Guarantor. The New Guarantor hereby executes this First Supplemental Indenture as a supplemental indenture to the Indenture for the purpose of providing a guarantee of the Notes and of certain of FelCor LP’s obligations under the Indenture as set forth therein and agrees to assume and be subject to all of the terms, conditions, waivers and covenants applicable to a Subsidiary Guarantor under the Indenture, including without limitation, those set forth in Article XI thereof. Upon its execution hereof, the New Guarantor hereby acknowledges that it shall be a Subsidiary Guarantor for all purposes as defined and as set forth in the Indenture, effective as of the date of the Indenture. Further, the New Guarantor hereby waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against FelCor LP, FelCor or any other Restricted Subsidiary as a result of any payment by such New Guarantor under its Subsidiary Guarantee.
     SECTION 3. Release of Certain Guarantors. The parties hereto hereby confirm and acknowledge the concurrent release and discharge of each of the Existing Guarantors from any and all guaranty obligations arising under the Indenture.
     SECTION 4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     SECTION 5. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by FelCor, FelCor LP and the Subsidiary Guarantors.
     SECTION 6. Successors and Assigns. All agreements of FelCor, FelCor LP and the Subsidiary Guarantors in this First Supplemental Indenture shall bind their respective successors and assigns. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.
     SECTION 7. Separability. In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 9. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership
By: FELCOR LODGING TRUST INCORPORATED, as general partner

By:	/s/ Jonathan H. Yellen

Name:	JONATHAN H. YELLEN
Title:	EXECUTIVE VICE PRESIDENT GENERAL COUNSEL AND SECRETARY

FELCOR LODGING TRUST INCORPORATED, a Maryland corporation

By:	/s/ Jonathan H. Yellen

Name:	JONATHAN H. YELLEN
Title:	EXECUTIVE VICE PRESIDENT GENERAL COUNSEL AND SECRETARY

FELCOR/ST. PAUL HOLDINGS, L.P., a Delaware limited partnership
By: FELCOR/CSS HOTELS, L.L.C., as general partner

By:	/s/ Jonathan H. Yellen

Name:	JONATHAN H. YELLEN
Title:	EXECUTIVE VICE PRESIDENT GENERAL COUNSEL AND SECRETARY

FELCOR/CSS HOLDINGS, L.P., a Delaware limited partnership
By: FelCor CSS Hotels, L.L.C., a Delaware limited liability company, its general partner
FELCOR HOTEL ASSET COMPANY, L.L.C., a Delaware limited liability company
FELCOR PENNSYLVANIA COMPANY, L.L.C., a Delaware limited liability company
FELCOR LODGING HOLDING COMPANY, L.L.C., a Delaware limited liability company
FHAC TEXAS HOLDINGS, L.P., a Texas limited partnership
By: FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company, its general partner
FELCOR CANADA CO., a Nova Scotia unlimited liability company

FELCOR OMAHA HOTEL COMPANY, L.L.C., a Delaware limited liability company
FELCOR TRS HOLDINGS, L.P., a Delaware limited partnership
By: FelCor TRS I, L.L.C., a Delaware limited liability company, its general partner
MYRTLE BEACH HOTELS, L.L.C., a Delaware limited liability company
FELCOR TRS BORROWER 1, L.P., a Delaware limited partnership
By: FelCor TRS Borrower GP 1, L.L.C., a Delaware limited liability company, its general partner
FELCOR TRS GUARANTOR, L.P., a Delaware limited partnership
By: FelCor TRS Guarantor GP, L.L.C., a Delaware limited liability company, its general partner
CENTER CITY HOTEL ASSOCIATES, a Pennsylvania limited partnership
By: FelCor Philadelphia Center, L.L.C., a Delaware limited liability company, its general partner
FELCOR LODGING COMPANY, L.L.C., a Delaware limited liability company
FELCOR TRS BORROWER 3, L.P., a Delaware limited partnership
By: FelCor TRS Borrower GP 3, L.L.C., a Delaware limited liability company, its general partner
FELCOR TRS BORROWER 4, L.L.C., a Delaware limited liability company

By:	/s/ Jonathan H. Yellen

Name:	JONATHAN H. YELLEN
Title:	EXECUTIVE VICE PRESIDENT GENERAL COUNSEL AND SECRETARY

FELCOR HOLDINGS TRUST, a Massachusetts business trust

By:	/s/ Jonathan H. Yellen

Name:	JONATHAN H. YELLEN
Title:	EXECUTIVE VICE PRESIDENT GENERAL COUNSEL AND SECRETARY

By:	/s/ Andrew J. Welch

Name:	Andrew J. Welch
Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch

Name:	Richard Prokosch
Title:	Vice President